UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)           On June 1, 2015, Uni-Pixel, Inc. (the “Company”) issued a press release stating that Mr. Jalil Shaikh had been appointed as the Company’s Chief Operating Officer. Mr. Shaikh began providing services as the Chief Operating Officer on May 16, 2015.

Prior to joining the Company, from February 2010 to April 2015, Mr. Shaikh, age 61, was the Vice President and General Manager of the Touch Materials Business Unit with Atmel Corporation. During his tenure with Atmel Corporation, Mr. Shaikh was instrumental in establishing the Touch Materials Business Unit, including assembling the team responsible for developing, designing, manufacturing and marketing the XSense touch sensor. Mr. Shaikh was also responsible for establishing the fabrication facility in Colorado Springs, Colorado. Prior to his employment with Atmel Corporation, Mr. Shaikh was the CEO and a member of the board of directors of Ranch Energy Systems, a privately held alternative energy company where he was responsible for strategy, sales and marketing, and establishing supply chain and sales channels. Earlier in his career, he served as CEO and a member of the board of directors of Validity Sensors (sold to Synaptics), where he was responsible for the commercialization of the company's finger print reader technology. Prior to Validity Sensors, he served as a Vice President and General Manager at Broadcom. Leading up to its acquisition by Broadcom, he also served as CEO of Zeevo, a provider of semiconductor and software solutions for Bluetooth® wireless headset products. Mr. Shaikh holds a Masters of Science in Electrical Engineering from Rutgers University and an MBA from the University of Phoenix.

There is no family relationship between Mr. Shaikh and the Company’s officers and directors. The Company has not entered into any transaction with Mr. Shaikh that requires disclosure under Item 404(a) of Regulation S-K.

As compensation for his services, Mr. Shaikh will receive a base salary of $300,000 per year. He is also eligible to receive a bonus of up to 75% of his base salary, as approved by the Company’s Board of Directors, is eligible to receive equity incentive grants, as approved by the Company’s Board of Directors, and is eligible to participate in the employee benefit plans currently maintained by the Company. Mr. Shaikh’s employment is at-will.

A copy of the offer letter is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description does not purport to be a complete and is qualified in its entirety by reference to the offer letter.

ITEM 8.01	OTHER EVENTS

On June 1, 2015 the Company issued a press release relating to Mr. Shaikh’s employment. A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of May 1, 2015, by and between the Company and Mr. Jalil Shaikh
99.1	Press Release dated June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date June 1, 2015	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated as of May 1, 2015, by and between the Company and Mr. Jalil Shaikh
99.1	Press Release dated June 1, 2015